Exhibit 23.8
CONSENT OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Reference is made to our opinion, dated November 3, 2011, addressed to Apartment Investment and Management Company, a Maryland corporation (“Aimco”), and AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”), regarding the status of Aimco OP as a partnership under the Internal Revenue Code of 1986, as amended, as of such date.
We hereby consent to the filing of such opinion as an exhibit to Amendment No. 2 to the Registration Statement on Form S-4, File No. 333-175848 (the “Registration Statement”), to be filed by Aimco and Aimco OP with the Securities and Exchange Commission (the “Commission”) on November 3, 2011, and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption “Legal Matters” in the Information Statement/Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.
/s/ Skadden, Arps, Slate, Meagher & Flom LLP
Chicago, Illinois
November 3, 2011